For the annual period ended  9/30/98
File number 811-6677

                          SUB-ITEM 77 D


         Policies with Respect to Securities Investments

           On  May  29,  1998, Prudential Bond Market  Index
     Fund's investment policy changed to allow the Fund to invest up to 20% of its total assets in dollar rolls.








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